REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 2, 1998 by and between ASHLAND INC., a Kentucky corporation (the "Company"), and each of the persons whose names appear on the signature page attached hereto (each, a "Holder" and collectively, the "Holders").

     WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization dated as of January 21, 1998 (the "Merger Agreement"), by and among the Company, the Holders, and EGL-1, Inc., a California corporation, the Holders have acquired shares of common stock, $1.00 par value (the "Common Stock"), of the Company (collectively, and together with any shares of Common Stock of the Company issued to a Holder as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock held by the Holders, the "Registrable Securities");

     WHEREAS, in order to induce the Holders to acquire the Registrable Securities, the Company and the Holders have agreed to enter into this Agreement; and

     WHEREAS, it is intended by the Company and the Holders that this Agreement shall become effective immediately upon the acquisition by the Holders of the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises, promises and the mutual covenants contained herein and in the Merger Agreement, the Company hereby agrees as follows:

         1.       Registration Rights.

                           (a) Grant of Required Registration Right. The Company agrees (i) to prepare and file a registration statement (the "Registration Statement") on Form S-3 (or other applicable form) with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), no later than sixty (60) days following the Closing (as defined in the Merger Agreement) covering the registration for resale of the Registrable Securities, and (ii) use its best efforts to cause the Registration Statement to become effective under the Securities Act no later than May 1, 1998 (the "Registration Date"). The Company shall use its best efforts to cause the Registration Statement to be effective continuously for a period of sixty (60) days beginning with the Registration Date (the "Registration Period"); provided, however, that in the event the Registration Statement does not become effective on such date, the Registration Period shall commence on such later date as the Registration Statement becomes effective (and provided further, that such deferral of the Registration Period shall not excuse any breach by the Company of its obligations hereunder).

                           (b) Exception as to Timing. Notwithstanding any other provision of this Agreement, the Company may postpone or suspend the filing or effectiveness of the Registration Statement if the Company shall furnish to the Holders a certificate signed by the Chief Financial Officer of the Company (the "Certificate") stating that, in the good faith judgment of the Chief Financial Officer of the Company, it would be detrimental to the Company and its shareholders for the Registration Statement to be filed or the effectiveness thereof continued and it is therefore necessary to defer or suspend, as applicable, the filing or effectiveness of the Registration Statement. Upon receipt of the Certificate, each Holder shall cease sales of the Registrable Securities until notified by the Company that the Registration Statement is or has remained effective. The Company shall have the right to defer or suspend such filing or effectiveness for a maximum of two periods as follows: (i) a period of not more than seven (7) consecutive days and a period of not more than thirty (30) consecutive days; provided, however, that, with respect to the thirty-day period described above, the Company shall use its commercially reasonable efforts to terminate as soon as practicable the deferral or suspension of the effectiveness of the Registration Statement prior to the expiration of such period; and provided, further, that notwithstanding anything to the contrary set forth herein, the Company shall not exercise any right of deferral or suspension of the effectiveness of the Registration Statement for the ten consecutive trading days commencing on the Registration Date (or, if later, the date the Registration Period actually commenced). The length of the Registration Period (as defined above) shall be increased by the length of any deferral or postponement taken by the Company hereunder.

         2. Registration Procedures. Pursuant to its obligations hereunder, the Company shall:

                           (a) prepare and file with the SEC the Registration Statement and use its best efforts to cause the Registration Statement to become effective and remain effective as provided above;

                           (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective as provided above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the Registration Statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 of the Commission);

                           (c) supply copies of the Registration Statement and any amendments thereto (it being understood that for purposes of this Agreement, reports filed under the Exchange Act shall not constitute part of, or an amendment to, the Registration Statement) to each Holder prior to filing such document with the SEC, and reasonably consult with such persons and their counsel with respect to the form and content of such filing. The Company will immediately amend such Registration Statement to include such reasonable changes as the Holders reasonably agree should be included therein;

                           (d) furnish to the Holders such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of the securities owned by the Holders;

                           (e) use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such Holders to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holders, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to file therein any general consent to service of process or to be subject to any escrow or other similar conditions;

                           (f) use its best efforts to list the Registrable Securities on any securities exchange on which any securities of the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange;

                           (g) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                           (h) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (i) immediately notify each Holder (a) of the issuance by the SEC of any stop order or order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or (b) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction, or the initiation of any proceedings for such purpose. The Company, with the reasonable cooperation of the Holders, shall make every reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible time;

                           (j) make earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder generally available to its security holders as soon as reasonably practicable, but in no event later than 45 days after the end of any 12-month period commencing at the end of any fiscal quarter in which Registrable Securities are sold;

                           (k)  take  such   other   actions  as  shall  be
         reasonably requested by any Holders to facilitate the registration and sale of the Registrable Securities.

         3. Exclusion of Certain Securities in Registration Statement; No Other Registration Statements. The Company hereby represents, warrants and agrees that other than the Registrable Securities it shall not allow or permit any other securities of the Company to be included in the Registration Statement; provided, however, that other securities may be included in the Registration Statement at the request of the Company and with the prior written consent of all the Holders, which consent shall not be unreasonably withheld.

         4. Expenses. All expenses incurred in any registration of the Holder's Registrable Securities under this Agreement shall be paid by the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and disbursements of one counsel for the Holders (which counsel the Company may request be the Company's counsel if such counsel is reasonably acceptable to the Holders and, if not, such counsel shall be selected by the Holders; provided, however, that in the event the Holders retain separate counsel, the reasonable fees and expenses to be reimbursed shall not exceed $1,000, expenses of any audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d); provided, however, the Company shall not be liable for any discounts or commissions to any broker-dealer or underwriter selected by any Holder. At such time as the Holders are permitted to resell the Registrable Securities pursuant to Rule 144 under the Securities Act, the Company shall bear the expense relating to any legal opinion requested by the transfer agent of the Company in order to effect such resale.

         5.       Indemnification,

                           (a) Company Indemnity. The Company shall indemnify and hold harmless each Holder, the affiliates, officers, directors and partners of each Holder, and each person, if any, who controls such Holder (within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act")), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") :
         (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and in each case, the Company shall reimburse the Holder, affiliate, officer or director or partner or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any Holder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder or any other officer, director or controlling person thereof. The Company will also indemnify selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                           (b) Holder Indemnity. The Holder shall indemnify and hold harmless the Company, its affiliates, its counsel, officers, directors, shareholders and representatives, any underwriter (as defined in the Securities Act) and each person, if any, who controls the Company or the underwriter (within the meaning of the Securities Act or the Exchange Act) , against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities law, and in each case the Holder shall reimburse the Company, affiliate, officer or director or shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; insofar as such losses, claims, damages or liabilities (or actions and respect thereof) arise out of or are based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly by such Holder or any other officer, director or controlling person thereof to the Company in connection with the registration of Registrable Securities. Notwithstanding the above, the Holder's indemnification shall be limited to the dollar value of the securities being registered for the account of the Holder.

                           (c)  Notice;  Right to  Defend.  Promptly  after
         receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action) , such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel in combination with other parties who have entered into substantially identical agreements, with the fees and expenses to be paid by the indemnifying party, if the indemnified party based upon advice of counsel reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement. There can be no settlement without the indemnifying party's prior consent.

                           (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Holder shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds to the Holder of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action, or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

                           (e) Survival of Indemnity. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         6. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration generally or pursuant to a registration on Form S-3, the Company agrees to:

                           (a) make and keep adequate public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                           (b) use all reasonable commercial efforts to qualify, and maintain qualification, for registration on Form S-3;

                           (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company as to whether or not it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3,
         (ii) a copy of the most recent annual and/or quarterly report of the Company and such other reports and documents so filed by the Company as may be reasonably requested, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        7. Remedies.

                           (a) Time is of the Essence. The parties agree that time is of the essence of each of the covenants contained herein and that, in the event of a dispute hereunder, this Agreement is to be interpreted and construed in a manner that will enable the Holders to sell their Registrable Securities as quickly as possible. Any delay on the part of any party not expressly permitted under this Agreement shall be deemed a material breach of this Agreement.

                           (b) Remedies Upon Default or Delay.  The Company
         acknowledges the breach of any part of this Agreement may cause irreparable harm to the Holder and that monetary damages alone may be inadequate. The Company therefore agrees that the Holder shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit a Holder's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

         8. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that materially adversely affects the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         9. Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be deemed to have been duly given or delivered when delivered personally or telecopied (receipt confirmed, with a copy sent by reputable overnight courier), or one business day after delivery to a reputable overnight courier, postage prepaid, to the address of the party set forth below such person's signature on this Agreement or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement, a copy of which written notice shall be on file with the Secretary of the Company.

         10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

         11. Amendment; Waiver and Termination. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the company and the Holder. No delay on the part of any party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right, power or remedy preclude any other or further exercise thereof , or the exercise of any other right, power or remedy.

         12. Counterparts; Facsimile Delivery. One or more counterparts of this Agreement may be signed by the Parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement; provided, that any party so delivering an executed counterpart by facsimile shall thereafter promptly deliver a manually executed counterpart of this Agreement to the other party, but failure to deliver such manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to conflicts of law principles.

         14. Invalidity or Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable. in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ASHLAND INC.                            THE LI FAMILY TRUST

By:   /s/ James J. O'Brien                   /s/ Bernard A. Li
   --------------------------           ----------------------------------
     Name: James J. O'Brien             Bernard A. Li, Trustee
     Position: Senior Vice President    Address: P.O. Box 8705
     Address: 3499 Blazer Parkway                Rancho Santa Fe, CA 92067
     Lexington, Kentucky 40509


                                             /s/ Charles W. Hill
                                        ----------------------------------
                                        Charles W. Hill
                                        Address: 1555 Pearl Heights Road
                                                 Vista, CA 92083


                                             /s/ Walter S. Arnold
                                        ----------------------------------
                                        Walter S. Arnold
                                        Address: 25595 Madero Way
                                                 Temecula, CA 92590